Fidelity & Guaranty Life Insurance Company

POINT-TO-POINT WITH BUFFER INDEX-LINKED INTEREST STRATEGY RIDER

Exhibit 4.c

This rider is a part of the Contract to which it is attached. It is subject to the terms, conditions, and provisions contained in the Contract. The following provisions are added to the Contract. This rider will supersede any conflicting provisions of the Contract.

ANY INDEX-LINKED INTEREST, WHICH MAY BE POSITIVE, NEGATIVE OR ZERO, IS CREDITED ON THE CREDITING DATE AT THE END OF THE CREDITING PERIOD AS DETERMINED BY FORMULAS BASED ON POINT-TO-POINT VALUES OF THE INDEX (WHICH EXCLUDES DIVIDENDS UNLESS SPECIFIED OTHERWISE). IF THE INDEX CHANGE IS NEGATIVE, THE STRATEGY ACCOUNT VALUE MAY DECREASE. THE CONTRACT VALUES MAY BE AFFECTED BY EXTERNAL INDEX(ES), BUT THE CONTRACT DOES NOT PARTICIPATE IN ANY INDEX, STOCK, BOND, EQUITY, OR OTHER INVESTMENTS.

RIDER OVERVIEW

WHEN IS THIS RIDER EFFECTIVE?

The rider effective date is the Issue Date.

WHAT BENEFIT DOES THIS RIDER PROVIDE?

This rider provides one or more Point-to-Point Index-Linked Interest strategies to the annuity Contract to which this rider is attached; the Point-to-Point Buffer Index-Linked Interest strategies offered under this rider shall be hereafter referred to as “strategy” or “strategies”. The percentage of Account Value allocated to any strategies provided under this rider is subject to an Index-Linked Interest formula that uses changes in an Index as part of the calculation, which may result in interest that is positive, negative, or zero.

WHAT IS A STRATEGY?

Strategies determine the amount of interest, which may be positive, negative, or zero, that is credited to the Strategy Account Value.

WHERE CAN THE LIST OF AVAILABLE STRATEGIES BE FOUND?

Strategies available on the rider effective date are shown on the Specifications Page. Additional strategies may be made available under this rider after the rider effective date. After the rider effective date, the available strategies will be provided to You at Your last known address prior to the start of each Contract Year.

WHEN ARE THE STRATEGIES EFFECTIVE?

Each strategy has its own effective date. For strategies available on the rider effective date, the strategy’s effective date is the rider effective date. For strategies made available after the rider effective date, each strategy’s effective date is the Contract Anniversary following Your notification of the availability of the strategy.

RIDER SPECIFICATIONS

WHAT SPECIFICATIONS APPLY TO THIS RIDER?

This rider will use a Buffer Rate and may use a Cap Rate, Participation Rate, Spread Rate, and/or Performance Trigger Rate to calculate the Index-Linked Interest credited to each Strategy Account Value under this rider. Specifications may vary by strategy and all specifications may not apply for all strategies.

•	The Buffer Rate is the negative Index Change potentially absorbed to calculate any Index-Linked Interest.

•	The Cap Rate is the maximum percentage increase applied to the Index Change to calculate any Index-Linked Interest.

•	The Participation Rate determines the percentage of any Index Change used to calculate any Index-Linked Interest.

•	The Spread Rate is the rate subtracted from the Index Change to calculate any Index-Linked Interest.

•	The Performance Trigger Rate is the rate potentially applied to calculate any Index-Linked Interest.

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RILA-PTPB-NB-NSC (05-22)

Fidelity & Guaranty Life Insurance Company

POINT-TO-POINT WITH BUFFER INDEX-LINKED INTEREST STRATEGY RIDER (CONTINUED)

WHERE ARE THE SPECIFICATIONS LOCATED FOR THIS RIDER?

For strategies available on the rider effective date, the Specifications Page will show the Index, Crediting Period, Initial Allocation Percentage, Buffer Rate, Initial Cap Rate, Initial Participation Rate, Initial Spread Rate, Initial Performance Trigger Rate, Minimum Cap Rate, Minimum Participation Rate, Maximum Spread Rate, and Minimum Performance Trigger Rate as applicable for each strategy. If a specification is not applicable for a strategy available on the rider effective date, this is identified on the Specifications Page.

For strategies made available after the rider effective date, the following specifications (as applicable) will be provided to You at Your last known address: Index, Crediting Period, Buffer Rate, declared Cap Rate, declared Participation Rate, declared Spread Rate, declared Performance Trigger Rate, Minimum Cap Rate, Minimum Participation Rate, Maximum Spread Rate, and Minimum Performance Trigger Rate. If a specification is not applicable for a strategy made available after the rider effective date, this is identified in the communication provided to You at Your last known address.

WHICH SPECIFICATIONS ARE GUARANTEED?

The Minimum Cap Rate, Minimum Participation Rate, Maximum Spread Rate, Minimum Performance Trigger Rate, and Buffer Rate are set on the strategy effective date and will not change.

WHICH SPECIFICATIONS ARE NOT GUARANTEED AND ARE SUBJECT TO CHANGE?

The following specifications are not guaranteed and may be changed at Our discretion, if applicable: Cap Rate, Participation Rate, Spread Rate, and Performance Trigger Rate. The right to change any of these elements is subject to any guarantees with respect to the element.

If a Cap Rate applies, the declared Cap Rate for any strategy will not be less than the Minimum Cap Rate for that strategy. If a Participation Rate applies, the declared Participation Rate for any strategy will not be less than the Minimum Participation Rate for that strategy. If a Spread Rate applies, the declared Spread Rate for any strategy will not be greater than the Maximum Spread Rate for that strategy. If a Performance Trigger Rate applies, the declared Performance Trigger Rate for any strategy will not be less than the Minimum Performance Trigger Rate for that strategy.

WHEN CAN SPECIFICATIONS CHANGE?

The Cap Rate, Participation Rate, Spread Rate, and Performance Trigger Rate are declared by the Company prior to each Crediting Period as applicable for each strategy and are guaranteed for that Crediting Period.

RIDER DEFINITIONS

ASSET ADJUSTMENT REFERENCE INDEX

Asset Adjustment Reference Index refers to any approved series of external values used to calculate the Asset Adjustment. Asset Adjustment Reference Index may include fixed income or other interest rate-related index(es).

The applicable Asset Adjustment Reference Index is shown in the Asset Adjustment Specifications Table. The Asset Adjustment Reference Index is set on the endorsement effective date and will not change, except as provided by the WHAT IF AN INDEX OR ASSET ADJUSTMENT REFERENCE INDEX IS DISCONTINUED OR SUBSTANTIALLY CHANGED provision below.

BUFFER

Buffer is the methodology that may be used to determine if negative Index-Linked Interest is credited. Under this methodology if the Index Change for the Crediting Period is negative, using the Point-to-Point calculation, and the negative Index Change is within the Buffer, then the Index-Linked Interest credited to the Strategy Account Value is zero. If the negative Index Change exceeds the Buffer, then negative Index-Linked Interest is credited to the Strategy Account Value to the extent that the Index Change extends beyond the Buffer. If the Index Change is positive, then the Index-Linked Interest may be zero or positive.

BUSINESS DAY

Business Day means any day the New York Stock Exchange (“NYSE”) is open for regular trading. A Business Day ends at the same time that regular trading on the NYSE closes (typically, 4:00 p.m. Eastern Time).

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RILA-PTPB-NB-NSC (05-22)

Fidelity & Guaranty Life Insurance Company

POINT-TO-POINT WITH BUFFER INDEX-LINKED INTEREST STRATEGY RIDER (CONTINUED)

INDEX

Index refers to any approved series of external values used to calculate the Index-Linked Interest. Index may include a stock market index, exchange-traded fund, commodity, or other security.

The applicable index is shown on the Specifications Page and may vary by strategy. The index for each strategy is set on the strategy effective date and will not change, except as provided by the WHAT IF AN INDEX OR ASSET ADJUSTMENT REFERENCE INDEX IS DISCONTINUED OR SUBSTANTIALLY CHANGED provision of this rider.

WHAT IF AN INDEX OR ASSET ADJUSTMENT REFERENCE INDEX IS DISCONTINUED OR SUBSTANTIALLY CHANGED?

If publication of an Index or the Asset Adjustment Reference Index is discontinued, or if We are unable to utilize it, or if the calculation is substantially changed, We will substitute a suitable alternative Index or Asset Adjustment Reference Index, as applicable, subject to any necessary approvals and notify You and any assignee at the last known address before using the substitute Index or Asset Adjustment Reference Index.

INDEX VALUE

Index Value on any specified date is the closing value or price (as applicable) of the Index on that specified date. The definition of Index Value for each Index is shown on the Specifications Page. Index Values are used to calculate the Index-Linked Interest, if any. If no Index Value is published on that date, We will use the Index Value on the next Business Day for which the Index Value is published.

PERFORMANCE TRIGGER

Performance Trigger is the methodology that may be used to determine if Index-Linked Interest is credited. Under this methodology, if the Index Change for the Crediting Period is zero or positive using the Point-to-Point calculation (i.e. the Index “performs” or remains steady), then Index-Linked Interest is credited to the Strategy Account Value (i.e. “triggered”) at the declared Performance Trigger Rate. If the Index Change for the Crediting Period is negative, the Index-Linked Interest may be zero or negative.

POINT-TO-POINT

Point-to-Point is the methodology used to calculate the Index Change. Under this methodology, an Index Value is captured on each Crediting Date and compared to the Index Value from the prior Crediting Date to determine the Index Change.

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RILA-PTPB-NB-NSC (05-22)

Fidelity & Guaranty Life Insurance Company

POINT-TO-POINT WITH BUFFER INDEX-LINKED INTEREST STRATEGY RIDER (CONTINUED)

ALLOCATION / REALLOCATION

HOW IS PREMIUM ALLOCATED TO THE STRATEGIES?

Initial Premium will be allocated according to Your election to any strategies available under the base Contract to which this rider is attached, any other riders or endorsements attached to Your Contract, and/or any strategies available under this rider. The Strategy Premium allocated to any strategy available under this rider must be either zero or at least the Minimum Strategy Account Value. The Strategy Premium for each strategy is shown on the Specifications Page.

CAN ACCOUNT VALUE BE REALLOCATED AFTER THE EFFECTIVE DATE?

Yes; You may reallocate Account Value allocated to the strategies available under this rider to any other strategy or combination of strategies available within the Contract to which this rider is attached. Any reallocation will become effective on the next eligible Contract Anniversary, subject to the limitations below; You must notify Us of any reallocation prior to such date. All reallocations of any Account Value are subject to any changes, limitations, and/or suspensions that are in effect at the time of the reallocation.

Reallocations Out of Strategy. Funds may be reallocated out of a strategy available under this rider and into any other permitted strategies attached to Your Contract in amounts of at least the Minimum Transfer Amount on any of the originating strategy’s Crediting Dates after Index-Linked Interest is credited. The Minimum Transfer Amount is shown on the Specifications Page. The Strategy Account Value remaining after any transfer must either be zero or at least the Minimum Strategy Account Value shown on the Specifications Page.

Reallocations into Strategy. Funds may be reallocated into a strategy available under this rider on any Contract Anniversary after all eligible Index-Linked Interest is credited under the Contract for that Contract Anniversary. Reallocations out of the originating strategy are subject to any limitations in the rider for that strategy. The Strategy Account Value after funds are reallocated into any strategy must be at least the Minimum Strategy Account Value shown on the Specifications Page.

CAN A STRATEGY BE CHANGED OR DISCONTINUED?

Yes; We may change, limit, suspend, or discontinue any further allocations or reallocations to any strategy available under this rider at any time. You will be notified at Your last known address at least 45 days prior to such action.

If such notification is made, You may request that We reallocate any affected Strategy Account Value according to Your election across the remaining available interest crediting strategies. If no election is made, We will reallocate affected Strategy Account Value to the strategy provided under the Fixed Interest Strategy Rider.

If applicable, You will be notified at Your last known address if the strategy is again available for allocation or reallocation at a later date.

STRATEGY VALUES

WHAT IS THE STRATEGY PREMIUM?

Each strategy has its own Strategy Premium. The Strategy Premium is shown on the Specifications Page for each strategy and is the beginning value for Strategy Account Value on the rider effective date.

HOW IS THE STRATEGY PREMIUM CALCULATED?

The Strategy Premium is equal to A x B, where:

•	A is the Premium; and

•	B is the Initial Allocation Percentage for that strategy as of the rider effective date.

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RILA-PTPB-NB-NSC (05-22)

Fidelity & Guaranty Life Insurance Company

POINT-TO-POINT WITH BUFFER INDEX-LINKED INTEREST STRATEGY RIDER (CONTINUED)

WHAT IS THE STRATEGY ACCOUNT VALUE?

Each strategy has its own Strategy Account Value. The Strategy Account Value is used to calculate Your Contract’s Account Value, and is the amount available in the strategy for Withdrawals, Surrender, Annuitization, and Death Benefit.

HOW IS THE STRATEGY ACCOUNT VALUE CALCULATED?

On the rider effective date, the Strategy Account Value for a strategy equals the Strategy Premium. The Strategy Account Value thereafter is the Strategy Interim Value.

WHAT IS THE STRATEGY BASE VALUE?

Each strategy has its own Strategy Base Value. The Strategy Base Value is the basis for calculating the Index-Linked Interest to be credited to the Strategy Account Value and is used to calculate the Strategy Interim Value.

HOW IS THE STRATEGY BASE VALUE CALCULATED?

On the rider effective date, the Strategy Base Value for a strategy equals the Strategy Premium.

After the rider effective date, the Strategy Base Value will decrease in the same proportion that the Strategy Interim Value is reduced if any Withdrawals are taken from the strategy. The Strategy Base Value after the Withdrawal is equal to A – B, where:

•	A is the Strategy Base Value immediately prior to the Withdrawal; and

•	B is the Proportional Withdrawal.

The Proportional Withdrawal is equal to (C / D) x E where:

•	C is the Withdrawal, including any applicable Surrender Charge thereon;

•	D is the Strategy Interim Value immediately prior to the Withdrawal; and

•	E is the Strategy Base Value immediately prior to the Withdrawal.

On each Contract Anniversary, the Strategy Base Value will change if funds are reallocated into the strategy. The Strategy Base Value after the reallocation is equal to the amount deducted from the Strategy Base Value for the originating strategy which is allocated to the recipient strategy available under this rider. If funds are transferred into a strategy available under this rider, a new Crediting Period will begin for those funds on the Contract Anniversary the reallocation occurs.

At the end of a strategy’s Crediting Period on the Crediting Date, Index-Linked Interest, if any, is credited to the Strategy Base Value, and the Strategy Base Value is adjusted for any reallocations out of the strategy. The Strategy Base Value after Index-Linked Interest and reallocations out is equal to F + G – H, where:

•	F is the Strategy Base Value as of the previous day, after all transactions have been recorded for that day;

•	G is the Index-Linked Interest for the strategy on that Crediting Date; and

•	H is the amount of any reallocations out of the strategy.

In the case of a Withdrawal on a Crediting Date, the crediting of Index-Linked Interest and reallocations out of the strategy will occur prior to the Withdrawal and any calculation of the Proportional Withdrawal.

For any strategies added after the rider effective date, the Strategy Base Value on the Contract Anniversary the strategy becomes effective is the amount reallocated in to the strategy on that date.

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RILA-PTPB-NB-NSC (05-22)

Fidelity & Guaranty Life Insurance Company

POINT-TO-POINT WITH BUFFER INDEX-LINKED INTEREST STRATEGY RIDER (CONTINUED)

WHAT IS THE STRATEGY INTERIM VALUE?

Each Strategy has its own Strategy Interim Value. The Strategy Interim Value is calculated at the end of each Business Day and is not directly based on the Index Value. The Strategy Interim Value may change each Business Day and this change may be positive or negative.

HOW IS THE STRATEGY INTERIM VALUE CALCULATED?

On any Business Day, the Strategy Interim Value is equal to A + B – C, where:

•	A is the Strategy Base Value;

•	B is the Equity Adjustment; and

•	C is the Asset Adjustment.

After the rider effective date, the Strategy Interim Value is reduced if any Withdrawals are taken from the strategy. The Strategy Interim Value after the Withdrawal is equal to C – D, where:

•	C is the Strategy Interim Value immediately prior to the Withdrawal; and

•	D is the amount of the Withdrawal allocated to the strategy, including any Surrender Charge thereon.

WHAT IS THE EQUITY ADJUSTMENT?

The Equity Adjustment is calculated by determining the value of a specific set of hypothetical derivatives. The value is determined by an option pricing formula. Our Equity Adjustment calculation methodology is on file with the insurance supervisory official in the jurisdiction in which this Contract is issued for delivery. The method in which We calculate the Equity Adjustment for a strategy with a Buffer differs from the method in which We calculate the Equity Adjustment for a strategy with a different crediting method.

On a Crediting Date, the Equity Adjustment is equal to zero.

WHAT IS THE ASSET ADJUSTMENT?

The Asset Adjustment uses the Asset Adjustment Reference Index, shown on the Specifications Page, to account for changes in interest rates that impact the value of the fixed income assets supporting the Contract. The Asset Adjustment is applicable during the Asset Adjustment Period, as described on the Specifications Page.

The Asset Adjustment can be positive, negative, or zero. A positive Asset Adjustment will decrease the Strategy Interim Value, and a negative Asset Adjustment will increase the Strategy Interim Value.

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RILA-PTPB-NB-NSC (05-22)

Fidelity & Guaranty Life Insurance Company

POINT-TO-POINT WITH BUFFER INDEX-LINKED INTEREST STRATEGY RIDER (CONTINUED)

INDEX-LINKED INTEREST

WHAT IS INDEX-LINKED INTEREST?

Index-Linked Interest is the amount of positive or negative interest credited to a Strategy Base Value on the Crediting Date. If the Index Change is negative, the Strategy Base Value may decrease.

WHEN IS INDEX-LINKED INTEREST CREDITED TO THE STRATEGY BASE VALUE?

Index-Linked Interest may be credited at the end of the Crediting Period of the respective strategy on the Crediting Date. Crediting Date is the date on which Index-Linked Interest is added to or subtracted from (“credited”) the Strategy Base Value for a strategy. Crediting Dates coincide with Contract Anniversaries.

Crediting Period is the period over which performance of the Index is assessed to determine any potential Index-Linked Interest on the Crediting Date. Crediting Periods are measured in terms of Contract Years and may vary by strategy. A Crediting Period begins and ends on a Contract Anniversary.

HOW IS INDEX-LINKED INTEREST CALCULATED?

Step 1. Calculate the Index Change. The Index Change is calculated for each strategy under this rider on its Crediting Date. The Index Change for a strategy on its Crediting Date is equal to (A / B) – 1, where:

•	A is the Index Value for the applicable Index as of the end of the Crediting Period (on the current Crediting Date); and

•	B is the Index Value for the applicable Index as of the beginning of the Crediting Period (on the previous Crediting Date).

Step 2. Calculate the Adjusted Index Change. The Adjusted Index Change applies strategy rates to the Index Change in the calculation of Index-Linked Interest. The Adjusted Index Change is calculated for each strategy on its Crediting Date.

For strategies with a Cap Rate, Spread Rate and/or Participation Rate:

•	If the Index Change is zero, the Adjusted Index Change is equal to zero.

•	If the Index Change is positive, the Adjusted Index Change is equal to the lesser of A and B, where:

•	A is the declared Cap Rate for the strategy for the current Crediting Period, if applicable; and

•	B is equal to (C – D) x E, where:

•	C is the Index Change for the strategy for the current Crediting Period as calculated in Step 1;

•	D is the declared Spread Rate for the strategy for the current Crediting Period; and

•	E is the declared Participation Rate for the strategy for the current Crediting Period.

•	If the Index Change is negative, the Adjusted Index Change is equal to the lesser of 0% and (C + F), where:

•	C is the Index Change for the strategy for the current Crediting Period as calculated in Step 1; and

•	F is the Buffer Rate.

For strategies with a Performance Trigger Rate:

•	If the Index Change is positive or zero, the Adjusted Index Change is the Performance Trigger Rate.

•	If the Index Change is negative, the Adjusted Index Change is equal to the lesser of 0% and (C + F), where:

•	C is the Index Change for the strategy for the current Crediting Period as calculated in Step 1; and

•	F is the Buffer Rate.

Step 3. Calculate the Index-Linked Interest. Index-Linked Interest is calculated for each strategy on its Crediting Date and credited to the Strategy Base Value. The Index-Linked Interest for a strategy on its Crediting Date equals A x B, where:

•	A is the Strategy Base Value; and

•	B is the Adjusted Index Change for the strategy on its Crediting Date as calculated in Step 2.

The Index-Linked Interest may be positive, negative, or zero.

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RILA-PTPB-NB-NSC (05-22)

Fidelity & Guaranty Life Insurance Company

POINT-TO-POINT WITH BUFFER INDEX-LINKED INTEREST STRATEGY RIDER (CONTINUED)

IS THERE ANY CASE WHEN INDEX-LINKED INTEREST DOES NOT APPLY?

Index-Linked Interest does not apply:

•	On any date that is not the strategy’s Crediting Date;

•	To any amount of a strategy’s Strategy Account Value withdrawn between Crediting Dates;

•	To any amount of a strategy’s Strategy Account Value deducted to pay any applicable charges;

•	If the Contract is Surrendered between Crediting Dates.

GENERAL PROVISIONS

WILL INDEX-LINKED INTEREST BE CREDITED IF THE MATURITY DATE OCCURS BETWEEN CREDITING DATES?

No; if the Maturity Date occurs between Crediting Dates, the annuity payment will not include any Index-Linked Interest for the current Crediting Period, and the Strategy Account Value will be the Strategy Interim Value.

IS THIS RIDER PARTICIPATING AND DOES IT PROVIDE FOR PAYMENT OF DIVIDENDS?

No; this rider is not participating and dividends are not payable.

IS THERE A CHARGE FOR THIS RIDER?

No; there is no explicit charge deducted from your Account Value for this rider.

WHEN DOES THIS RIDER TERMINATE?

This rider will terminate at the earliest of the following events:

•	The date the Contract to which this rider is attached terminates; or

•	The termination date stated in the written notice mailed to Your last known address.

Written notice of termination will be mailed to You at least 45 days prior to the termination date. In no event will We terminate the rider prior to the end of any Crediting Period that is in effect when We give notice. If We terminate the rider, You may request that We reallocate any affected Strategy Account Value according to Your election across the remaining available interest strategies. If no election is made, We will reallocate affected Strategy Account Value to the strategy provided under the Fixed Interest Strategy Rider.

Signed for the Company.

Fidelity & Guaranty Life Insurance Company

[Chris Blunt]
President

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RILA-PTPB-NB-NSC (05-22)